Registration No. 333-129580
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                        (Post-Effective Amendment No. 1)

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            GRANDSOUTH BANCORPORATION

             (Exact name of registrant as specified in its charter)

        South Carolina                                     57-1104394
                                                         ------------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

               381 Halton Drive, Greenville, South Carolina 29607
              (Address of principal executive offices and zip code)

                            GRANDSOUTH BANCORPORATION
                             1998 STOCK OPTION PLAN

                              (Full title of Plan)

          J. B. Garrett                               Copies to:
       Chief Financial Officer              Suzanne Hulst Clawson, Esquire
    GrandSouth Bancorporation                Haynsworth Sinkler Boyd, P.A.
        381 Halton Drive               1201 Main Street, 22nd Floor (29201-3226)
Greenville, South Carolina 29607           Post Office Box 11889 (29211-1889)
(Name and address of agent for service)        Columbia, South Carolina

             (864) 770-1000
      (Telephone number, including                          (803) 779-3080
    area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  [ ]                    Accelerated filer           [ ]
Non-accelerated filer    [ ]                    Smaller reporting company   [X]
(Do not check if a smaller reporting company)


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                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed for the purpose of removing from registration all of the shares that remain available for issuance pursuant to the GrandSouth Bancorporation 1998 Stock Option Plan, which are covered by Registration Statement No. 333-129580.

         GrandSouth Bancorporation ("GrandSouth) filed a Schedule 13E-3, as amended, (No. 005-81190) (the "Schedule 13E-3") and related Definitive Proxy Statement on December 16, 2009, in connection with a proposed going private transaction. If the transaction is approved by shareholders, and if the reclassification described in response to Item 7 of the Schedule 13E-3 is completed, and Grand South terminates registration of its common stock under
Section 12(g)(4) of the Exchange Act, then pursuant to Rule 12g-4(b), GrandSouth's duty to file reports required under Section 13(a) solely because of the registration of its common stock under Section 12(g) will be suspended upon filing of the Form 15. Upon filing of the Form 15, GrandSouth would also meet the requirements of Rule 12h-3(a) and (b) for suspension of its obligation to file reports under Section 15(d) of the Exchange Act. However, subsection (c) of Rule 12h-3 renders the suspension of the obligation to file reports unavailable to any class of securities for a fiscal year in which a registration statement that is effective under the Securities Act of 1933 is required to be updated pursuant to Section 10(a)(3) of the Securities Act. GrandSouth filed a registration statement on Form S-8 (No. 333-129580) on November 9, 2005, relating to shares of common stock that may be issued pursuant to the GrandSouth Bancorporation 1998 Stock Option Plan. The registration statement continues to be effective and is required to be updated pursuant to Section 10(a)(3) of the Securities Act. The plan has terminated according to its terms, and no further options may be issued pursuant thereto, although options remain exercisable under the plan.

                           TERMINATION OF REGISTRATION

         Based on the foregoing Explanatory Note, GrandSouth is, therefore, filing this Post-Effective Amendment No. 1 to Form S-8 to deregister all of the shares of common stock that remain available for future issuance under the GrandSouth Bancorporation 1998 Stock Option Plan in order to terminate GrandSouth's obligation to file reports under Section 15(d).

Item 8. Exhibits

24 Power of Attorney (included on signature page of Registration Statement on Form S-8 filed 11-9-2005; No. 333-129580)

                                   SIGNATURES

The Registrant

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina on December 17, 2009.

         GrandSouth Bancorporation

         By:  s/Mason Y. Garrett
              ------------------------------
              Mason Y. Garrett
              Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities indicated on December 17, 2009.

         By: s/J. B Garrett
             -------------------------------
              J. B. Garrett
              Chief Financial Officer

                                       2
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         Pursuant  to the  requirements  of the  Securities  Act of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on December 17, 2009.

Signature                                              Title

s/Harold E Garrett                                     Director
--------------------------------------
Harold E. Garrett
by Ronald K. Earnest, Attorney-in-Fact

s/Michael L. Gault                                     Director
-------------------------------------
Michael L. Gault
by Ronald K. Earnest, Attorney-in-Fact

s/Mason Y. Garrett                                     Chairman, Chief Executive
-------------------------------------                  Officer
Mason Y. Garrett

s/Baety O. Gross, Jr.                                  Director
-------------------------------------
Baety O. Gross, Jr.
by Ronald K. Earnest, Attorney-in-Fact

s/S.  Hunter Howard,  Jr.                              Director
---------------------------------------
S. Hunter Howard,  Jr.
by Ronald K. Earnest, Attorney-in-Fact

s/Ronald K. Earnest                                    President, Director
---------------------------------------
Ronald K. Earnest

s/S. Blanton  Phillips                                 Director
---------------------------------------
S.  Blanton Phillips
by Ronald K. Earnest, Attorney-in-Fact

                                                       Director
-------------------------------------
J. Calhoun Pruitt, Jr.


                                       3
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                                  EXHIBIT INDEX

EXHIBIT

     24             Power  of   Attorney   (included   on   signature   page  of
                    Registration Statement on Form S-8 filed 11-9-2005; No. 333-129580)